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                1993 EXECUTIVE EQUITY INCENTIVE PLAN, AS AMENDED



            1. PURPOSE. The purpose of this 1993 Executive Equity Incentive Plan is to promote an alignment of the interests of selected key executives of Hanover Direct, Inc. (the "Company") and its Affiliates who can significantly impact the long-term success of the Company with the interests of its shareholders by affording such executives a proprietary interest in the Company's growth while providing them with an incentive to make a personal financial investment in the Company and to remain in the employ of the Company or its Affiliates.

            2. DEFINITIONS. As used in this Plan, the following terms shall have the meanings set forth below:

            (a) "Affiliate" shall mean any entity which is controlled, directly or indirectly, by the Company.

            (b) "Board" shall mean the Board of Directors of the Company.

            (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

            (d) "Committee" shall mean the Compensation Committee of the Board.

            (e) "Company" shall mean Hanover Direct, Inc. and any successor thereto by merger or otherwise.

            (f) "Date of Grant" of an Option shall mean the date on which such Option is granted.

            (g) "Estate" shall mean an Optionee's legal representatives upon death or any person who acquires the right under the laws of descent and distribution to exercise an Option by reason of the Optionee's death. References to an "Optionee" shall be deemed to include the Optionee's Estate where the context so requires.

            (h) "Executive" shall mean an officer or key employee of the Company or an Affiliate.

            (i) "Fair Market Value" of a Share shall mean the closing per-share sale price of the Shares on the American Stock Exchange, composite tape or other recognized market source, as determined by the Committee, on the applicable date of reference

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hereunder, or if there is no sale on such date, then the closing sale price on the last previous day on which a sale is reported.

            (j) "Mid-Term Rate" with respect to indebtedness shall mean the mid-term applicable Federal rate in effect under Section 1274(d) of the Code as of the day on which the indebtedness was incurred, compounded annually.

            (k) "Note" shall mean a note subject to the terms and conditions described in Section 8 and used to pay a portion of the purchase price for Tandem Shares.

            (l) "Option" shall mean any option granted pursuant to Section 6 to an Executive to purchase Shares from the Company.

            (m) "Option Shares" shall mean the Shares purchased by an Optionee pursuant to the exercise of an Option.

            (n) "Optionee" shall mean any Executive to whom an Option is granted under the Plan.

            (o)  "Plan" shall mean this 1993 Executive Equity Incentive Plan.

            (p) "Ratification Date" shall mean the date approval of the Plan is submitted to the Company's shareholders for ratification pursuant to Section 4.

            (q) "Refinancing Note" shall mean a note subject to the terms and conditions described in Section 9, the proceeds of which are applied to the payment of a Note.

            (r) "Right" shall mean a right granted pursuant to Section 7 to an Executive to purchase Shares from the Company at their Fair Market Value.

            (s) "Shares" shall mean the common stock of the Company, par value $.66-2/3 per share.

            (t) "Short-Term Rate" with respect to indebtedness shall mean the short-term applicable Federal rate in effect under Section 1274(d) of the Code as of the day on which indebtedness was incurred.

            (u) "Tandem Investment Date" shall mean the date established by the Committee for the purchase of Tandem Shares pursuant to the exercise of the Right related to an Option.

            (v) "Tandem Shares" shall mean the Shares purchased by an Optionee pursuant to the exercise of a Right.


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            3.  PARTICIPATION.  The Executives to whom Options and Rights may be granted under the Plan shall be determined by the Committee.

            Nothing contained in the Plan, or in any Option or Right granted pursuant to the Plan, shall confer upon any Executive any right to continue in the employ of the Company or an Affiliate or limit in any way the right of the Company or an Affiliate to terminate such Executive's employment at any time.

            4. EFFECTIVENESS AND TERMINATION OF PLAN. The Plan shall become effective January 28, 1993, subject to ratification of the approval thereof at a meeting of shareholders by the holders of a majority of the Shares present and entitled to vote at such meeting. Prior to such approval no Option may be exercised and no Tandem Shares may be sold or transferred. Should such holders fail so to approve the Plan, the Plan and all actions taken thereunder shall automatically be rescinded and become null and void.

            The Plan shall terminate on December 31, 1996 or such earlier date as the Board may determine. Any Option outstanding at the time of such termination shall remain in effect in accordance with its terms and those of the Plan.

            5. THE SHARES. Options and Rights may be granted from time to time under the Plan for the purchase, in the aggregate, of not more than 2,400,000 Shares (subject to adjustment pursuant to Section 10). Such Shares shall be made available either from authorized and unissued Shares, Shares held by the Company in its treasury, or reacquired Shares. All Shares subjected under the Plan to an Option or Right which expires or terminates as to such Shares may again be subjected to an Option or Right under the Plan. Options may not be granted to any Executive covering an aggregate of more than 250,000 Shares during any 12-month period.

            6. OPTIONS. Options, evidenced by option agreements which shall be subject to the terms and conditions set forth in the Plan and such other terms and conditions not inconsistent herewith as the Committee may approve, may be granted at any time and from time to time prior to the termination of the Plan.

            Except as hereinafter provided, all Options shall be subject to the following terms and conditions:

            (a) Status of Options. Options granted under the Plan shall be nonstatutory options not qualifying as incentive stock options under
      Section 422 of the Code.

            (b) Price. The per-share purchase price of the Shares subject to the Option shall be (i) $2.50 in the case of an Option granted on or before March 2, 1993 and (ii) the Fair Market Value of a Share on the Date of Grant in the case of all other Options. The purchase price shall be subject to adjustment as provided in Section 10.

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            (c) Payment. The purchase price shall be paid in full at the time of purchase in cash, in Shares valued at the Fair Market Value thereof on the date of purchase, or in a combination thereof.

            (d) Duration and Exercise of Options. Options shall expire six years from their Date of Grant. Except as otherwise provided in Section 6(f), Options shall not be exercisable before the third anniversary of their Date of Grant.

            (e) Tandem Investment. If the Optionee fails to purchase Tandem Shares on the Tandem Investment Date associated with an Option, the Option shall be canceled in its entirety. In the event the Optionee purchases on the Tandem Investment Date a number of Tandem Shares that is less than one-half the number of Shares covered by the Option, the number of Shares covered by the Option shall be reduced to twice such number of Tandem Shares and the balance of the Option shall be canceled.

            (f) Termination of Employment. Upon an Optionee's termination of employment, an Option granted to such Optionee may be exercised only as follows:

                  (i) Death, Disability, or Retirement. If the Optionee's
            employment is terminated by death, permanent disability (as determined by the Committee), or retirement at or after age 65, the Optionee (or the Optionee's Estate in the event of the Optionee's death) may, within 90 days following such termination, exercise the Option with respect to all or any part of the Shares subject thereto regardless of whether the Option was otherwise exercisable at the time of termination of employment.

                  (ii) Other Reasons. If the Optionee's employment is terminated for any reason other than death, permanent disability, or retirement at or after age 65, the Optionee may, within 30 days following such termination, exercise the Option with respect to all or any part of the Shares subject thereto; provided, however, that such Option may be exercised only if it was exercisable at the time of termination of employment (except to the extent the Committee may waive such requirement in its sole discretion in the case of an Optionee whose job has been eliminated).

      Notwithstanding the foregoing, no Option shall be exercisable in whole or in part after such Option expires.


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            (g) Transferability of Options. Options shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee.

            (h) Other Terms and Conditions. Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate.

            7. RIGHTS. In connection with the granting of an Option to an Executive, the Committee shall grant such Executive a Right to purchase from the Company on the Tandem Investment Date, at their Fair Market Value, a number of Tandem Shares equal to one-half the maximum number of Shares covered by the related Option. Each such Right shall be subject to the following terms and conditions:

            (a) Effectiveness and Exercise of Right. An Optionee may exercise a Right with respect to all or a portion of the Shares covered by such Right by executing and delivering to the Company on or before the Tandem Investment Date the exercise form provided to the Executive for such purpose, accompanied by the purchase price for such Shares. The exercise of the Right shall become effective on the Tandem Investment Date, and the purchase of the Tandem Shares shall occur on such date. Any unexercised portion of such Right shall expire at the close of business on the Tandem Investment Date.

            (b) Price. The purchase price of the Tandem Shares shall be their Fair Market Value on the Date of Grant of the related Option.

            (c) Payment. The purchase price shall be paid in full on the date of purchase as follows:

                  (i) Cash. The Optionee shall pay at least 20 percent of the purchase price of the Tandem Shares in cash or by delivery of a short-term note, in such form and subject to such terms and conditions as the Committee may prescribe, having a term not exceeding three months.

                  (ii) Note. The Optionee shall pay the balance, if any, of the purchase price with a Note.

            (d) Termination of Employment. A Right granted to an Optionee shall be void in the event of such Optionee's termination of employment for any reason prior to the Tandem Investment Date.

            (e) Transferability of Rights. Rights are not transferable and shall be exercisable only by the Optionee.

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            (f) Transferability of Tandem Shares. Tandem Shares shall not be transferable until the earlier of (i) the date on which the Option to which the Tandem Shares relate becomes exercisable pursuant to Section 6(d) and (ii) the date on which the Optionee's employment terminates.

            (g) Other Terms and Conditions. Rights may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate.

            8. NOTE. Each Note used to finance a portion of the purchase price of Tandem Shares prior to the Ratification Date shall be subject to the following terms and conditions:

            (a) Term. Subject to acceleration as hereinafter provided, the Note shall become due and payable in full on the earlier of (i) December 31, 1993 and (ii) the fifth business day following the Ratification Date.

            (b) Interest. Interest shall accrue at the Short-Term Rate and shall be payable in a single payment concurrently with the payment of principal.

            (c) Prepayment. The Optionee may prepay the Note at any time without penalty.

            (d) Acceleration. The entire unpaid principal and interest on the Note shall become immediately due and payable in the event of the Optionee's termination of employment for any reason, including death or retirement.

            In the event of the Optionee's sale or other disposition of any Tandem Shares, the proceeds, net of brokerage commissions, from such sale (or the Fair Market Value of such Tandem Shares on the date of their disposition other than by sale) must be applied to the repayment of principal and interest on the Note within 15 days after such sale or other disposition.

            (e) Other Terms and Conditions. The Note may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate.

Each Note used to finance a portion of the purchase price of Tandem Shares on or after the Ratification Date shall be subject to the same terms and conditions as a Refinancing Note, except that the term of the Note shall be six years (subject to acceleration under the same terms and conditions as under the Refinancing
Note).


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            9. REFINANCING NOTE. Upon the maturity of a Note executed prior to the Ratification Date by an Executive to purchase Tandem Shares, the Executive may borrow from the Company the total amount of principal and interest due on such Note, by delivery of a Refinancing Note and accompanying pledge of collateral satisfying the terms and conditions set forth below. The proceeds of such Refinancing Note shall be applied to the payment of the Note in satisfaction thereof.

            (a) Term. Subject to acceleration as hereinafter provided, the Refinancing Note shall become due and payable in full on the sixth anniversary of the date of the original Note.

            (b) Interest. Interest shall accrue at the Mid-Term Rate and shall be payable in a single payment concurrently with the payment of principal.

            (c) Prepayment. The Optionee may prepay the Refinancing Note at any time without penalty.

            (d) Acceleration. The entire unpaid principal and interest on the Refinancing Note shall become immediately due and payable (i) 90 days after the Optionee's termination of employment by reason of death, permanent disability, or retirement at or after age 65, and (ii) 30 days after the Optionee's termination of employment for any other reason, except to the extent such acceleration is waived by the Committee in its sole discretion.

            In the event of the Optionee's sale or other disposition of any Tandem Shares (other than as payment of the purchase price of an Option), the proceeds, net of brokerage commissions, from such sale (or the Fair Market Value of such Tandem Shares on the date of their disposition other than by sale) must be applied to the repayment of principal and interest on the Note within 15 days after such sale or other disposition.

            In the event of the Optionee's sale or other disposition of any Option Shares acquired by exercise of the Option to which the Tandem Shares relate (other than as payment of the purchase price of an Option), the excess of the proceeds, net of brokerage commissions, from such sale (or the Fair Market Value of such Option Shares on the date of their disposition other than by sale) over the purchase price paid by the Optionee for such Option Shares must be applied to the repayment of principal and interest on the Note within 15 days after such sale or other disposition.

            (e) Collateral. The Refinancing Note shall be secured by a pledge of the Tandem Shares. In the event that the Optionee makes a partial

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      payment of the Note, a proportionate number of the Tandem Shares shall be released and delivered to the Optionee.

            (f) Other Terms and Conditions. The Refinancing Note may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate.

            10. ADJUSTMENT OF AND CHANGES IN SHARES. In the event that the Shares, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or if the number of such Shares shall be increased through the payment of a stock dividend or a dividend on the Shares of rights or warrants to purchase securities of the Company shall be made, then there shall be substituted for or added to each Share theretofore appropriated or thereafter subject or which may become subject to an Option the number and kind of shares of stock or other securities into which each outstanding Share shall be so changed, or for which each such Share shall be exchanged, or to which each such Share shall be entitled, as the case may be, and references herein to Shares shall be deemed to be references to any such stock or other securities as appropriate. Outstanding Options shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding Shares or of any stock or other securities into which such Shares shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option theretofore granted or which may be granted under this Plan, such adjustments shall be made in accordance with such determination. Fractional shares resulting from any adjustment in Options pursuant to this
Section 10 may be settled in cash or otherwise as the Committee shall determine. Notice of any adjustment shall be given by the Company to each holder of an Option which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.

            11. SECURITIES ACT REQUIREMENTS. No Option or Right granted pursuant to the Plan shall be exercisable in whole or in part, and the Company shall not be obligated to sell any Shares subject to any such Option or Right, if such exercise would, in the opinion of counsel for the Company, violate the Securities Act of 1933, as amended (or other Federal or state statutes having similar requirements), as in effect at that time. Each Option or Right shall be subject to the further requirement that, if at any time the Board shall determine in its discretion that the listing or qualification of the Shares subject to such Option or Right under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or Right or the issuance of Shares thereunder, such Option or Right may not be exercised in whole or in part unless such listing, qualification, consent, or approval

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shall have been effected or obtained free of any conditions not acceptable to the Committee.

            12. WITHHOLDING. Appropriate provision shall be made for all taxes required to be withheld from Shares issued under the Plan under the applicable laws or other regulations of any governmental authority, whether federal, state or local, and whether domestic or foreign. To that end, the Company may at any time take such steps as it may deem necessary or appropriate (including sale or retention of Shares) to provide for payment of such taxes.

            13. ADMINISTRATION AND AMENDMENT OF PLAN. The Plan shall be administered by the Committee. The Committee shall have and shall exercise all powers and duties with respect to the Plan and its administration except such powers and duties as are reserved under this Section 13 to the Board or to the shareholders of the Company. The Board may from time to time remove members from the Committee or add members thereto, and vacancies in the Committee, however caused, shall be filled by the Board. The Committee from time to time may adopt rules and regulations for carrying out this Plan. The interpretation and construction by the Committee of any provision of the Plan or any Option or Right shall be final and conclusive. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option or Right granted pursuant hereto.

            The Board may from time to time make such changes in and additions to the Plan, and the Committee may amend the terms and conditions of any Option or Right, in each case as it may deem proper and in the best interests of the Company, without further action on the part of the shareholders of the Company; provided, however, that no amendment shall become effective unless approved by affirmative vote of the Company's shareholders if such approval is necessary or desirable for the continued validity of the Plan or if the failure to obtain such approval would adversely affect the compliance of the Plan with Rule 16b-3 or any successor rule under the Securities Exchange Act of 1934 or any other rule or regulation. Amendments to the Plan or to any Option or Right may be applied prospectively or retroactively; provided, however, that no such amendment to any Option previously granted to an Optionee shall impair the rights of the Optionee without the consent of such Optionee or such Optionee's Estate.

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